UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2018

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Lamperd Less Lethal Signs Agreement with Gökser Makine Sanayi for Sales and Licensing in Turkey and Other Countries

Full Lamperd Product Line and Training Included in Agreement

SARNIA, Ontario, July 12, 2018 (NewMediaWire) -- Lamperd Less Lethal, Inc. (OTC PINK: LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and other users worldwide, has signed an agreement for the full line of product sales and training with a major Turkish aerospace and defense company, Gökser Makine Sanayi or Gokser Machine Energy (http://www.gokser.com/). This agreement was concluded at the recent SEDEC Security and Defense Conference in Turkey with the assistance of the Embassy of Canada Trade Commissioner in Turkey, Ms. Pinar Atakanli. The first part of the new agreement will be for the commencement of sales and associated training programs for the entire Lamperd product line to end users within the Republic of Turkey as well as other countries. The second part of the agreement will involve the establishment of manufacturing facilities within Turkey for the licensed, on-site production of Lamperd products with the assistance of the Turkish government.

CEO Barry Lamperd commented, "Our keynote presentations and meetings at the SEDEC conference in Ankara, Turkey were extremely successful and productive. We would like to express our great appreciation to the representatives of the Republic of Turkey as well as our new marketing partners at Gökser Makine Sanayi for the smooth and efficient business dealings which have resulted in an excellent agreement that should greatly benefit us all, as well as provide much needed less lethal security solutions in places where they are needed most. I also wish to thank Canada Trade Commissioner Ms. Pinar Atakanli who was instrumental in guiding us to achieving a successful agreement signing at the conference. In addition to the agreement with Gökser, we also held direct meetings with representatives of other countries attending SEDEC to discuss their specific security needs and offer our recommendations for the most appropriate less lethal measures which we can supply to any NATO country in the world."

For more information on Lamperd's products including photos, detailed product specifications and demonstration videos please visit the company website at http://www.lamperdlesslethal.com.

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company sells over 300 different products including small & large caliber projectile guns, flash grenades, pepper spray grenades, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

Safe Harbor for Forward-Looking Statements:

This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

Company Website: www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook:  http://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram:http://www.instagram.com/llli_lamperd_lesslethal

Lamperd Less Lethal on Twitter: http://www.twitter.com/llli_lesslethal

Barry Lamperd on Twitter: http://www.twitter.com/lamperd_llli

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: July 16, 2018	By:	/s/ Barry Lamperd
Barry Lamperd
President

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